UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 22, 2021
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THE AES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100
Arlington, VA 22203
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(703) 522-1315
NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange
Corporate Units	AESC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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EXPLANATORY NOTE

The AES Corporation (the “Company” or “AES”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend its Form 8-K, originally filed with the U.S. Securities and Exchange Commission on September 22, 2021 (the “Original 8-K”). The Original 8-K reported, among other things, the appointment of Stephen Coughlin to serve as the Company’s Executive Vice President and Chief Financial Officer, effective October 15, 2021. There were no material changes initially made to Mr. Coughlin’s compensatory arrangements, or awards granted, in connection with his appointment as the Company’s Executive Vice President and Chief Financial Officer.

This Amendment is being filed for the sole purpose of supplementing Item 5.02 of the Original 8-K to include additional disclosure regarding subsequent changes to Mr. Coughlin’s compensatory arrangements in connection with his promotion. No other revisions have been made to the Original 8-K, and other than as mentioned in the foregoing sentence, this Amendment does not amend, update, or change any other items or disclosures contained in the Original 8-K.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Coughlin’s promotion to serve as the Company’s Executive Vice President and Chief Financial Officer, on February 24, 2022, the Company’s Board of Directors (the “Board”) approved the following awards and adjustments to Mr. Coughlin’s compensation arrangements, effective on such date:

•Annual base salary of $580,000;
•Annual performance cash incentive plan target award opportunity of 100% of his annual base salary, which award will be paid, if earned, subject to the attainment of pre-established performance goals; and
•Annual long-term compensation target opportunity of 225% of his annual base salary, which, for 2022, includes the award of (i) performance stock units and performance cash units, which will each be paid, if earned, subject to the attainment of pre-established performance goals over a three-year performance period, and (ii) restricted stock units, which will generally vest in three installments on each annual anniversary of the grant date.

On February 24, 2022, the Board added Mr. Coughlin as a participant in The AES Corporation Amended and Restated Executive Severance Plan (the “Plan”). The Plan provides for the payment of severance payments and benefits if an executive in his or a similar executive position (i) is terminated involuntarily outside of a change in control (as defined in the Plan) or (ii) is terminated involuntarily or terminates employment for good reason (as defined in the Plan) within two years after a change in control, including: (a) a pro-rata annual bonus; (b) one times base salary and target bonus (two times in the event of a change in control-related termination), subject to the execution (and non-revocation) of a release of claims against the Company; (c) 12-months of health and welfare benefits (18 months in the event of a change in control-related termination); and (d) outplacement assistance, subject to compliance with the confidentiality, non-competition, non-solicitation, and other covenants set forth in the Plan.

Mr. Coughlin is also eligible for benefits similar to those of existing AES executives, including, without limitation, participation in the Company’s health, welfare, retirement, and relocation plans and programs.

Safe Harbor Disclosure

Any Stockholder who desires a copy of the Company’s 2020 Annual Report on Form 10-K filed February 24, 2021 with the Securities and Exchange Commission may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may also be obtained by visiting AES' website at www.aes.com.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

Date:	February 25, 2022	By:	/s/ Paul L. Freedman
		Name:	Paul L. Freedman
		Title:	Executive Vice President, General Counsel and Corporate Secretary